Exhibit 10.12

GENERAL RELEASE

THIS SETTLEMENT AND GENERAL RELEASE AGREEMENT (the "Agreement") is made and entered into as of the 14th day of May, 2008 by and among Cargo Connection Logistics Holding, Inc., a Florida corporation with its principal place of business located at 600 Bayview Avenue, Inwood, New York 11096 (“Holding”), Cargo Connection Logistics Corp., a Delaware corporation with its principal place of business located at 600 Bayview Avenue, Inwood, New York 11096 (“CCLC”), and Cargo Connection Logistics-International, Inc., an Illinois corporation with its principal place of business located at 491 Supreme Drive, Bensenville, Illinois 60106 (“International” and collectively with Holding and CCLC, the “Companies”), and Emplify HR Services, Inc., a Florida corporation, with principal offices located at 400 NW 74th Avenue, Plantation, Florida 33317 (“Emplify”, and collectively with the Companies, the “Parties”).

WHEREAS, Holdings issued a promissory note, dated December 31, 2007, in favor of Emplify in the principal amount of $800,000 (the “Promissory Note”), and in connection therewith the Companies entered into a Security Agreement, dated as of December 31, 2007 with Emplify (the “Security Agreement”).

WHEREAS, CCLC and International issued a guaranty of payment in connection with the Promissory Note (the “Guaranty”).

WHEREAS, this Agreement does not constitute an admission of any liability with respect to any of the matters referenced herein; and

WHEREAS, on May 1, 2008, the Company received a notice of foreclosure from Pacer Logistics, LLC.

WHEREAS, Emplify has agreed, upon the effectiveness of the foreclosure by Pacer Logistics, LLC on certain assets of Holdings, to fully release the Companies of all obligations due under the Security Agreement, the Promissory Note, and the Guaranty.

NOW, THEREFORE, in consideration of the premises and mutual promises herein contained, and for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged it is agreed as follows:

1.	Non-Admission of Liability or Wrongdoing.

This Agreement shall not be construed in any way as an admission by the Parties that either of them has acted wrongfully with respect to the other or any other person or that any one of them has any rights whatsoever against the other.

2.	Complete Release.

(a)          As a material inducement to the Company to enter into this Agreement, Emplify hereby waives, releases and discharges the Company and its officers, directors, stockholders, employees, agents, attorneys, subsidiaries, servants, successors, insurers, affiliates and their successors and assigns (the “Companies’ Representatives”), from any and all manner of action, claims, liens, demands, liabilities, causes of action, charges, complaints, suits (judicial, administrative or otherwise), damages, debts, obligations of any nature, past or present, known or unknown, whether in law or in equity, whether founded upon contract (expressed or implied), tort (including, but not limited to, defamation), statute or regulation (State, Federal or local), common law and/or any other theory or basis, from the beginning of the world to the date hereof, including, but not limited to, any claim that Emplify has asserted, now asserts or could have asserted, but not including any claim for the enforcement of this the Promissory note, the Security Agreement and the Guaranty.

(b)          It is understood and agreed by the Parties that the facts and respective assumptions of law in contemplation of which this Agreement is made may hereafter prove to be other than or different from those facts and assumptions now known, made or believed by them to be true. The Parties expressly accept and assume the risk of the facts and assumptions to be so different, and agree that all terms of this agreement shall be in all respects effective and not subject to termination or reclusion by any such difference in facts or assumptions of law.

3.	Successors.

This Agreement shall be binding upon and inure to the benefit of the Parties and their respective administrators, representatives, executors, successors and assigns, by reason of merger, consolidation, and/or purchase or acquisition of substantially all of the Parties’ assets or otherwise.

4.	Governing Law.

This Agreement shall be construed and the obligations of the Parties hereunder shall be determined in accordance with the laws of the State of New York without reference to any conflicts of law provisions (except for N.Y. GEN. OBLIG. LAW § 5-1401 and § 5-1402). Each party hereto irrevocably and unconditionally consents to the jurisdiction of the courts of the United States and of the State of New York located in the County of Nassau in any action to enforce, interpret or construe any provision of this Agreement.”

5.	Entire Agreement; Miscellaneous

This Agreement sets forth the entire agreement between the Parties, and fully supersedes any and all prior agreements or understandings between the Parties pertaining to the subject matter hereof. All other contracts, agreements or understandings between the Parties are null and void. Without limiting the foregoing, any and all employment agreements, including all amendment and/or addendums thereto, shall be terminated and of no further force or effect, whether or not such agreements state that the same, or portions thereof, are to survive termination. This Agreement may be executed in counterparts. Each counterpart shall be deemed an original, and when taken together with the other signed counterpart, shall constitute one fully executed Agreement.

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From and after the date hereof, the Parties shall take all actions, including the execution and delivery of all documents, necessary to effectuate the terms hereof. All obligations of the Parties as set forth herein shall survive the execution and delivery hereof.

PLEASE READ CAREFULLY. THIS SETTLEMENT AND GENERAL RELEASE AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

IN WITNESS WHEREOF, the parties have executed this Agreement on May 14, 2008

CARGO CONNECTION LOGISTICS HOLDING, INC.

By:	/s/ Scott Goodman
Name:	Scott Goodman
Title:	Chief Financial Officer

CARGO CONNECTION LOGISTICS CORP.

By:	/s/ Scott Goodman
Name:	Scott Goodman
Title:	Treasurer

CARGO CONNECTION LOGISTICS-INTERNATIONAL, INC.

By:	/s/ Scott Goodman
Name:	Scott Goodman
Title:	Treasurer

EMPLIFY HR SERVICES, INC.

By:	/s/ Ivan Dobrin
Name:	Ivan Dobrin
Title:	President

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